Exhibit 99.1

For Release
February 19, 2014
1:00 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Fourth Quarter and Full Year 2013
Revenues up 14.7 percent Year-over-Year
EPS & Adjusted EBITDA above Estimates

CALABASAS, Calif., February 19, 2014 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended December 31, 2013.

Fourth Quarter Highlights

•	Revenues were $423.6 million, up 14.7 percent year-over-year and 0.5 percent sequentially.

•	Adjusted Income from continuing operations (a non-GAAP measure defined below) was $27.5 million ($0.50 per diluted share).

•
Income from continuing operations (excluding $1.5 million after tax of acquisition and strategic planning expenses, which were not included in our estimates) was $19.0 million ($0.35 per diluted share). Income from continuing operations as reported (which includes the acquisition and strategic planning expenses) was $17.4 million ($0.32 per diluted share).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $48.4 million, up from $39.4 million in fourth quarter of 2012.

•	Percentage of gross profit converted into Adjusted EBITDA was 37.3 percent.

•
Closed the sale of Allied Healthcare unit ("Allied”) for $28.7 million (a gain of $16.4 million, net-of-tax) and acquired Whitaker Medical, LLC (“Whitaker”), a physician staffing business, and CyberCoders Holdings, Inc. (“CyberCoders”), a permanent placement recruiting firm.

•	Leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) was 2.2 to 1 at December 31, 2013, down from 2.9 to 1 at December 31, 2012.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We reported strong financial performance for the quarter, completed the sale of our Allied Healthcare unit and acquired two businesses, which we believe further solidify our position as a top player in each of the markets we serve. Revenues, gross profit, income from continuing operations and Adjusted EBITDA were above the high-end of our estimates. We believe we are well positioned and have good momentum going into 2014.”

Fourth Quarter 2013 Results

Operating results for the fourth quarter include the results of the businesses acquired in December from the date of acquisition (December 2, 2013 for Whitaker and December 6, 2013 for CyberCoders) through the end of the quarter. Whitaker’s results are included in the Physician segment and CyberCoders’ results are included in the Oxford segment. During the quarter, the Company completed the sale of certain operating assets of its Allied Healthcare division. As a result of the sale, the operating results of this division have been reported as discontinued operations on a retrospective basis. Excluded from the sale was the Company’s Healthcare Information Management practice (“HIM”). This practice is now included in the Oxford segment.

Revenues for the quarter were $423.6 million, up 14.7 percent year-over-year and 0.5 percent sequentially. Consolidated revenues included $5.9 million in revenues from Whitaker and CyberCoders (the "Acquisitions") for the period from the date of acquisition through the end of the quarter. Excluding results from the Acquisitions, revenues were $417.7 million, up 13.1 percent year-over-year. Our Information Technology businesses (Apex Systems and Oxford, which now includes CyberCoders and HIM), grew 16.0 percent year-over-year (14.9 percent excluding

CyberCoders) and accounted for 90 percent of the revenue growth in the quarter. Our non-Information Technology segments (Life Sciences and Physician) were up 8.3 percent year-over-year (4.9 percent excluding Whitaker).

Gross profit was $129.8 million, up 15.8 percent year-over-year and up 2.0 percent sequentially. This improvement was primarily due to growth in revenues and expansion in gross margin. Gross margin for the quarter was 30.6 percent, up from 30.3 percent in the fourth quarter of 2012 and up from 30.2 percent in the third quarter of 2013. The year-over-year expansion in gross margin was mainly attributable to a higher mix of permanent placement revenues (2.1 percent of revenues for the quarter compared with 1.8 percent in the fourth quarter of 2012) and slightly higher contract margins. The higher mix of permanent placement revenues in the quarter was attributable to the inclusion of CyberCoders, which accounted for $2.7 million of the $8.9 million in permanent placement revenues.

Selling, general and administrative (“SG&A”) expenses were $90.2 million (21.3 percent of revenues), up from $77.9 million (21.1 percent of revenues) in the fourth quarter of 2012. SG&A expenses for the acquired businesses were $2.8 million (0.7 percent of revenues). Excluding the results from the acquired businesses, SG&A expenses were 20.9 percent of revenues for the quarter down from 21.1 percent in the fourth quarter of 2012. SG&A expenses for the quarter included a (i) $1.6 million benefit from a favorable outcome of an earn-out obligation and (ii) acquisition and strategic planning expenses of $2.6 million.

Amortization of intangible assets was $5.9 million, compared with $6.8 million in the fourth quarter of 2012 and $5.2 million in the third quarter of 2013. The sequential increase of $0.7 million related to incremental amortization from the Acquisitions.

Interest expense for the quarter was $3.4 million compared with $5.4 million in the fourth quarter of 2012. Interest expense for the quarter was comprised of interest on the credit facility of $3.1 million and amortization of capitalized loan costs of $0.3 million. The leverage ratio (total indebtedness to trailing twelve months Adjusted EBITDA) at December 31, 2013 was 2.2 to 1, down from 2.9 to 1 at December 31, 2012.

The effective income tax rate for the quarter was 42.4 percent and the effective rate was 41.6 percent for the full year. The sequential increase in the effective tax rate primarily related to the portion of acquisition expenses incurred in the quarter that are not deductible for income tax purposes.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets plus equity-based compensation expense, acquisition-related costs and fees and expenses related to our strategic planning initiatives), was $48.4 million, up from $39.4 million for the fourth quarter of 2012. Adjusted EBITDA for the quarter included a $1.6 million benefit related to a reduction in an earn-out obligation.

Adjusted income from continuing operations was $27.5 million ($0.50 per diluted share). Income from continuing operations (which includes acquisition and strategic planning expenses of $2.6 million, or $1.5 million net of income taxes) was $17.4 million ($0.32 per diluted share) compared with $12.0 million ($0.22 per diluted share) for the fourth quarter of 2012.

Net income, which is comprised of (i) income from continuing operations of $17.4 million, (ii) the gain on sale of discontinued operations, net-of-tax of $16.4 million and (iii) income (loss) of discontinued operations of ($1.4) million totaled $32.4 million ($0.59 per diluted share) compared with $14.2 million ($0.26 per diluted share) in the fourth quarter of 2012. Net income for the quarter included acquisition-related costs and strategic planning expenses of $2.6 million ($1.5 million, or $0.03 per diluted share, after tax).

Financial Estimates for 2014

On Assignment is providing financial estimates from continuing operations for the first quarter and full year 2014. These estimates do not include acquisition/integration costs, strategic planning expenses or any costs or expenses related to any future debt refinancing and assume no deterioration in the staffing markets that On Assignment serves.

First Quarter 2014

•	Revenues of $434.0 million to $438.0 million

•	Gross Margin of 30.6 percent to 30.9 percent

•	SG&A (excludes amortization of intangible assets) of $102.5 to $104.0 million (includes $2.7 million in depreciation and $3.6 million in equity-based compensation expense)

•	Amortization of intangible assets of $6.2 million

•	Adjusted EBITDA of $37.0 million to $38.5 million

•	Effective tax rate of 41.5 percent

•	Adjusted Income from Continuing Operations of $20.8 million to $21.6 million

•	Adjusted Income from Continuing Operations per diluted share of $0.38 to $0.39

•	Income from Continuing Operations of $12.1 million to $13.0 million

•	Income from Continuing Operations per diluted share of $0.22 to $0.24

•	Diluted shares outstanding of 55.2 million

These estimates reflect normal seasonality in the business, except for the inclement weather in January and February, which is estimated to have an adverse effect on revenues of approximately $3 to $5 million. These estimates assume year-over-year revenue growth in mid-teens for Apex Systems, low teens for Oxford (includes CyberCoders and HIM practice), mid-single digits for Life Sciences and high-teens for Physician. On a pro forma basis (which assumes the Acquisitions occurred at the beginning of 2013), the assumed growth rate for the Oxford segment is flat and for the Physician segment is a low single digit decline.

Full Year 2014

•	Revenues of $1,875.0 million to $1,905.0 million

•	Gross Margin of 31.8 percent to 32.0 percent

•	SG&A (excludes amortization of intangible assets) of $450.0 to $455.0 million (includes $12.9 million in depreciation and $17.2 million in equity-based compensation expense)

•	Amortization of intangible assets of $24.5 million

•	Adjusted EBITDA of $202.0 million to $210.0 million

•	Effective tax rate of 41.5 percent

•	Adjusted Income from Continuing Operations of $113.7 million to $118.4 million

•	Adjusted Income from Continuing Operations per diluted share of $2.04 to $2.13

•	Income from Continuing Operations of $79.3 million to $84.0 million

•	Income from Continuing Operations per diluted share of $1.42 to $1.51

•	Diluted shares outstanding of 55.7 million

These estimates assume year-over-year revenue growth in low-teens for our IT Segments (Apex Systems and Oxford) and mid-single digits for Life Sciences and Physician. The growth rate is calculated using pro forma 2013 revenues, which assume the Acquisitions occurred at the beginning of 2013. Pro forma 2013 revenues were approximately $1.7 billion. The difference between adjusted income from continuing operations and income from continuing operations is approximately $34.4 million and is comprised of amortization of intangibles and the cash income tax shield, less excess estimated capital expenditures over depreciation after income taxes. These estimates do not include an estimate for acquisition/integration costs, strategic planning expenses or costs or expenses related to any future debt refinancing.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EST to review its fourth quarter financial results. The dial-in number is 800-288-8976 (+1-612-332-0107 for callers outside the United States) and the conference ID number is 317422. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 7:30 p.m. EST and ending at 11:30 p.m. EST on Wednesday, February 19, 2014. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number 317422.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment

On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The Company, which is headquartered in Calabasas, California, operates through a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the Supplemental Financial Information accompanying include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of identifiable intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan fees, acquisition related costs and strategic planning costs) and Non-GAAP Income from Continuing Operations (Income from continuing operations, plus acquisition related expenses, deferred financing fees written-off and strategic planning costs, net of tax) and Adjusted Income from Continuing Operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated future financial and operating performance. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 18, 2013, our report on Form 8-K filed with the SEC on June 13, 2013, and our Forms 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013, and September 30, 2013 as filed with the SEC on May 9, 2013, August 2, 2013, and November 5, 2013, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012 (1)	2013 (2)	2013	2012(1)

Revenues	$423,598	$369,441	$421,491	$1,631,997	$1,137,986
Cost of services	293,845	257,387	294,281	1,143,591	782,093
Gross profit	129,753	112,054	127,210	488,406	355,893
Selling, general and administrative expenses	90,199	77,919	86,329	342,687	256,696
Amortization of intangible assets	5,898	6,819	5,199	21,751	18,016
Operating income	33,656	27,316	35,682	123,968	81,181
Interest expense, net	(3,429)	(5,440)	(3,257)	(15,863)	(15,768)
Write-off of loan costs	—	—	—	(14,958)	(813)
Income before income taxes	30,227	21,876	32,425	93,147	64,600
Provision for income taxes	12,802	9,872	12,954	38,792	28,141
Income from continuing operations	17,425	12,004	19,471	54,355	36,459
Gain on sale of discontinued operations, net of tax	16,428	—	—	30,840	—
Income (loss) from discontinued operations, net of tax	(1,443)	2,201	679	(683)	6,194
Net income	$32,410	$14,205	$20,150	$84,512	$42,653

Basic earnings per common share:
Income from continuing operations	$0.32	$0.23	$0.36	$1.02	$0.78
Income from discontinued operations	0.28	0.04	0.02	0.56	0.13
	$0.60	$0.27	$0.38	$1.58	$0.91

Diluted earnings per common share:
Income from continuing operations	$0.32	$0.22	$0.36	$1.00	$0.76
Income from discontinued operations	0.27	0.04	0.01	0.55	0.13
	$0.59	$0.26	$0.37	$1.55	$0.89

Number of shares and share equivalents used to calculate earnings per share:
Basic	53,868	52,581	53,620	53,481	46,739
Diluted	54,880	53,680	54,624	54,555	47,826

(1) Amounts differ from the previously reported numbers on our Form 10-K for the period ended December 31, 2012 due to the retrospective adjustment of amortization of the identifiable intangible assets of the Apex purchase price allocation, and the retrospective presentation of discontinued operations related to the sale of Nurse Travel and Allied Healthcare during 2013.

(2) Amounts differ from the previously reported numbers on our Form 10-Q for the period ended September 30, 2013, due to the retrospective presentation of discontinued operations related to the sale of Allied Healthcare during 2013.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012 (1)	2013 (2)	2013	2012(1)
Revenues:
Technology –
Apex	$249,920	$207,576	$246,369	$942,463	$508,743
Oxford (3)	101,798	95,500	104,775	412,189	363,765
	351,718	303,076	351,144	1,354,652	872,508

Life Sciences	45,044	40,293	44,124	171,518	162,799
Physician	26,836	26,072	26,223	105,827	102,679
	$423,598	$369,441	$421,491	$1,631,997	$1,137,986

Gross profit:
Technology –
Apex	$69,187	$56,752	$69,448	$258,150	$140,669
Oxford (3)	37,677	33,209	36,074	143,334	127,895
	106,864	89,961	105,522	401,484	268,564

Life Sciences	14,780	14,225	14,306	56,308	55,874
Physician	8,109	7,868	7,382	30,614	31,455
	$129,753	$112,054	$127,210	$488,406	$355,893

(3) Oxford amounts retrospectively adjusted to include Healthcare Information Management.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Cash provided by operations	$36,576	$26,058	$43,621	$110,524	$40,697
Capital expenditures	$4,238	$3,471	$4,965	$16,531	$14,354

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	December 31,	September 30,
	2013	2013
Cash and cash equivalents	$37,350	$45,077
Accounts receivable, net	262,224	267,231
Goodwill and intangible assets, net	863,403	744,622
Total assets	1,261,194	1,136,505
Current portion of long-term debt	10,000	10,000
Total current liabilities	169,021	157,088
Working capital	180,853	193,256
Long-term debt	389,813	347,813
Other long-term liabilities	62,227	28,598
Stockholders’ equity	640,133	603,006

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2013		2012 (1)		September 30, 2013 (2)
Net income	$32,410	$0.59	$14,205	$0.26	$20,150	$0.37
Income from discontinued operations, net of tax	14,985	0.27	2,201	0.04	679	0.01
Income from continuing operations	17,425	0.32	12,004	0.22	19,471	0.36
Interest expense, net	3,429	0.06	5,440	0.10	3,257	0.06
Provision for income taxes	12,802	0.23	9,872	0.19	12,954	0.23
Depreciation	2,301	0.04	1,800	0.03	1,997	0.04
Amortization of intangibles	5,898	0.11	6,819	0.13	5,199	0.09
EBITDA	41,855	0.76	35,935	0.67	42,878	0.78
Equity-based compensation	3,923	0.07	3,080	0.05	4,175	0.09
Acquisition-related costs	2,221	0.04	402	0.01	264	—
Strategic planning costs	402	0.01	—	—	248	—
Adjusted EBITDA	$48,401	$0.88	$39,417	$0.73	$47,565	$0.87

Weighted average common and common equivalent shares outstanding (diluted)	54,880		53,680		54,624

	Year Ended
	2013		2012 (1)
Net income	$84,512	$1.55	$42,653	$0.89
Income from discontinued operations, net of tax	30,157	0.55	6,194	0.13
Income from continuing operations	54,355	1.00	36,459	0.76
Interest expense, net	15,863	0.29	15,768	0.33
Write-off of loan costs	14,958	0.27	813	0.02
Provision for income taxes	38,792	0.71	28,141	0.59
Depreciation	8,017	0.15	6,468	0.13
Amortization of intangibles	21,751	0.40	18,016	0.38
EBITDA	153,736	2.82	105,665	2.21
Equity-based compensation	14,078	0.26	9,498	0.20
Acquisition-related costs	2,897	0.05	10,240	0.21
Strategic planning costs	1,512	0.03	—	—
Adjusted EBITDA	$172,223	$3.16	$125,403	$2.62

Weighted average common and common equivalent shares outstanding (diluted)	54,555		47,826

RECONCILIATION OF GAAP INCOME AND EPS TO NON-GAAP INCOME AND EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,				September 30,
	2013		2012 (1)		2013 (2)
Net income	$32,410	$0.59	$14,205	$0.26	$20,150	$0.37
Income from discontinued operations, net of tax	14,985	0.27	2,201	0.04	679	0.01
Income from continuing operations	17,425	0.32	12,004	0.22	19,471	0.36
Acquisition-related costs, net of income taxes	1,296	0.02	(56)	—	159	—
Strategic planning expenses, net of income taxes	246	0.01	—	—	152	—
Non-GAAP income from continuing operations	$18,967	$0.35	$11,948	$0.22	$19,782	$0.36

Weighted average common and common equivalent shares outstanding (diluted)	54,880		53,680		54,624

	Year Ended
	2013		2012 (1)
Net income	$84,512	$1.55	$42,653	$0.89
Income from discontinued operations, net of tax	30,157	0.55	6,194	0.13
Income from continuing operations	54,355	1.00	36,459	0.76
Write-off of loan costs related to refinancing, net of income taxes	9,181	0.16	701	0.01
Acquisition-related costs, net of income taxes	1,691	0.03	5,832	0.13
Strategic planning expenses, net of income taxes	928	0.02	—	—
Non-GAAP income from continuing operations	$66,155	$1.21	$42,992	$0.90

Weighted average common and common equivalent shares outstanding (diluted)	54,555		47,826

CALCULATION OF ADJUSTED EARNINGS PER SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Year Ended
	December 31, 2013
Non-GAAP Income from continuing operations (1)	$18,967	$66,155
Adjustments:
Amortization of intangible assets (2)	5,898	21,751
Cash tax savings on indefinite-lived intangible assets (3)	3,668	15,218
Excess of capital expenditures over depreciation, net of tax (4)	(1,050)	(4,200)
Income from Continuing Operations - As Adjusted	$27,483	$98,924

Earnings per Diluted Share from Continuing Operations-- As Adjusted	$0.50	$1.81

Weighted average common and common equivalent shares outstanding (diluted)	54,880	54,555

(1)
Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes the write-off of loan costs related to refinancing of the credit facility, acquisition-related cost and strategic planning expenses.

(2)	Amortization of identifiable intangible assets of acquired businesses.

(3)
Cash tax savings on indefinite-lived intangible assets (goodwill and trademarks related to acquisition of Apex Systems, Oxford, HealthCare Partners, Whitaker Medical and CyberCoders) that are amortized and deductible in the determination of income taxes, but not amortized for financial reporting purposes. Adjusted for the Whitaker and CyberCoders acquisitions, these assets total $611 million and are amortized (and deducted) for income tax purposes on a straight-line basis over 15 years. The annual income tax deduction is $40.2 million and the annual after-tax cash savings are approximately $15.7 million, assuming an estimated marginal combined federal and state income tax rate of 39 percent. This savings is reduced by the tax effect of CyberCoders’ amortization, which is not deductible for tax purposes. The amounts shown above reflect the effect on the cash tax savings of the inclusion of Whitaker and CyberCoders from the date of acquisition through the end of the quarter.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures less depreciation, tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS (Unaudited)
(Dollars in thousands)

	Technology
	Apex	Oxford	Total	Life Sciences	Physician	Consolidated
Revenues:
Q4 2013	$249,920	$101,798	$351,718	$45,044	$26,836	$423,598
Q3 2013	$246,369	$104,775	$351,144	$44,124	$26,223	$421,491
% Sequential change	1.4%	(2.8)%	0.2%	2.1%	2.3%	0.5%
Q4 2012	$207,576	$95,500	$303,076	$40,293	$26,072	$369,441
% Year-over-year change	20.4%	6.6%	16.0%	11.8%	2.9%	14.7%

Gross margins:
Q4 2013	27.7%	37.0%	30.4%	32.8%	30.2%	30.6%
Q3 2013	28.2%	34.4%	30.1%	32.4%	28.2%	30.2%
Q4 2012	27.3%	34.8%	29.7%	35.3%	30.2%	30.3%

Average number of staffing consultants:
Q4 2013	695	644	1,339	185	106	1,630
Q3 2013	694	564	1,258	181	93	1,532
Q4 2012	658	560	1,218	178	108	1,504

Average number of customers:
Q4 2013	601	863	1,464	965	214	2,643
Q3 2013	586	731	1,317	933	188	2,438
Q4 2012	606	712	1,318	935	180	2,433

Top 10 customers as a percentage of revenue:
Q4 2013	35.0%	15.0%	24.8%	25.2%	20.9%	20.6%
Q3 2013	35.1%	17.7%	24.6%	24.8%	21.4%	20.5%
Q4 2012	34.4%	14.9%	24.3%	23.3%	22.1%	19.9%

Average bill rate: (1)
Q4 2013	$59.61	$115.18	$68.56	$33.78	$186.44	$64.11
Q3 2013	$60.40	$118.33	$69.96	$33.71	$182.71	$65.29
Q4 2012	$58.74	$117.58	$69.46	$35.13	$184.57	$65.32

Gross profit per staffing consultant:
Q4 2013	$100,000	$59,000	$80,000	$80,000	$77,000	$80,000
Q3 2013	$100,000	$64,000	$84,000	$79,000	$79,000	$83,000
Q4 2012	$86,000	$59,000	$74,000	$80,000	$73,000	$75,000
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(1)	Oxford's overall blended bill rate is lower due to the inclusion of HIM and CyberCoders.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	December 31, 2013	September 30, 2013
Percentage of revenues:
Top ten clients	20.6%	20.5%
Direct hire/conversion	2.1%	1.7%

Bill rate:
% Sequential change	(1.8%)	(1.9%)
% Year-over-year change	(1.9%)	0.1%

Bill/Pay spread:
% Sequential change	(1.3%)	(1.5%)
% Year-over-year change	(1.6%)	(0.4%)

Average headcount:
Contract professionals (CP)	12,363	11,763
Staffing consultants (SC)	1,630	1,532

Productivity:
Gross profit per SC	$80,000	$83,000